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                                                                 EXHIBIT 10.39.9

                           INDEMNIFICATION AGREEMENT


THIS AGREEMENT (this "Agreement) is made and entered into as of this 1st day of June, 2000, between WebSideStory, Inc., a California corporation (the "Company"), and Tom Stigler ("Indemnitee").

                                    RECITALS

WHEREAS, the Company believes that it is essential to its best interest to attract and retain highly capable persons to serve as directors, officers, employees and agents of the Company;

WHEREAS, Indemnitee is or has been selected to be a director, officer, employee and/or agent of the Company;

WHEREAS, the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers, employees and other agents of corporations;

WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability, in order to enhance Indemnitee's service to the Company, and in order to induce Indemnitee to continue providing services to the Company as a director, officer, employee and/or agent, the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent applicable insurance is maintained, for the coverage of Indemnitee under the Company's policies of directors' and officers' liability insurance; and

WHEREAS, the Company's Bylaws provide for the indemnification of the directors, officers, employees and agents of the Company to the maximum extent authorized by the California Corporations Code;

NOW, THEREFORE, in consideration of the foregoing and of Indemnitee's continued service to the Company directly or, at its request, with another enterprise, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

        (a) "Board" means the board of directors of the Company.

        (b) "Change in Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a change in control shall be deemed to have occurred if after the Effective Date: (i) any Person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office


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immediately prior to such Person attaining such percentage interest; or (ii)
there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board then in office, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter.

        (c) "Effective Date" means June 1, 2000.

        (d) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other reasonable disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.

        (e) "Indemnifiable Event" means any event or occurrence that takes place after the Effective Date and that is related to:

                (i) the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or another enterprise at the request of such predecessor corporation; or

                (ii) anything done or not done by Indemnitee in any capacity described in the above paragraph (i), whether or not the basis of such event or occurrence is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent of the Company as described in this subsection (e).

        (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party; or (ii) any other party to a Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any Person, who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

        (g) "Person" means the term "person" as such term is used in sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company at the date of this Agreement.

        (h) "Participant" means a person who is a party to, or witness or participant (including an appeal) in, a Proceeding.


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        (i) "Potential Change in Control" means a state of affairs that shall be deemed to exist if the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control.

        (j) "Proceeding" means any threatened, pending or completed action, suit or proceeding, or any inquiry, hearing or investigation, whether conducted by or in the right of the Company or by any other party, that Indemnitee in good faith believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative or other, except one (i) initiated by Indemnitee to enforce his rights under this Agreement or (ii) pending on or before the Effective Date.

        (k) "Reviewing Party" means the party defined in accordance with Section 4(b).

        (l) "Voting Securities" means any securities of the Company that have the right to vote generally in the election of directors.

SECTION 2. SERVICES BY INDEMNITEE. Indemnitee agrees to serve as a director, officer, employee or agent of the Company. Indemnitee may, at any time and for any reason, resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee's employment with the Company (or any of its subsidiaries), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director of the Company, by the Company's Articles of Incorporation, Bylaws, and the laws of the State of California. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an officer, director, agent or employee of the Company.

SECTION 3. AGREEMENT TO INDEMNIFY.

        (a) General Agreement. In the event Indemnitee was, is or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior to that amendment or interpretation). The parties to this Agreement intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute including, without limitation, any indemnification provided by the Company's Articles of Incorporation, its Bylaws, a vote of its shareholders or disinterested directors or applicable law.


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        (b) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director, officer, employee or agent of the Company unless: (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; or (ii) such Proceeding is one to enforce indemnification rights under Section 5; or (iii) such Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

        (c) Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall evidence the Expenses reasonably incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

        (d) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. In addition to indemnification authorized under any other provision of this Agreement, to the extent that Indemnitee is a Participant in, and is successful on the merits or otherwise in defense of, any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. The parties hereto shall make a reasonable allocation of those Expenses that relate to each such claim, issue or matter. For purposes of this section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

        (e) Prohibited Indemnification. No indemnification under this Agreement shall be paid by the Company on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company under the provisions of
Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local laws.

SECTION 4. INDEMNIFICATION PROCESS AND APPEAL.

        (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request to the Secretary of the Company, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.


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        (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 4(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred,
(A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (B) if there are no such Disinterested Directors and, if required by applicable law, or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board, by the stockholders of the Company (any such party referenced in (A), (B) or (C) above is referred to herein as the "Reviewing Party"); and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten
(10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Such determination shall be made as promptly as is reasonably practicable, taking into account all facts and circumstances. Any reasonable costs or expenses (including reasonable attorneys' fees and disbursements) actually incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

        (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b) hereof, the Independent Counsel shall be selected as provided in this Section 4(c). If a Change of Control shall not have occurred, the Board shall select the Independent Counsel, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in
Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to
Section 4(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition any court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to


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whom all objections are so resolved or the person so appointed shall act as
Independent Counsel under Section 4(b) hereof. The Company shall pay any and all reasonable fees and Expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 4(b) hereof, and the Company shall pay all reasonable fees and Expenses incident to the procedures of this Section 4(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 4(d) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

        (d) Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification in a timely manner after making a demand in accordance with Section 4(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California seeking an initial determination by the court or challenging any determination by the Reviewing Party, as applicable, or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

        (e) Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition when the required undertaking has been tendered to the Company) that it is not permissible, under this Agreement or the applicable law, for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party, as applicable, or otherwise on whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board or its shareholders) to have made a determination before the commencement of such action by Indemnitee that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or the Company (including its Board or its shareholders) that Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval), conviction or on a plea of nolo contendere, or its equivalent, shall not create a presumption of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

SECTION 5. INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING RIGHTS. The Company shall indemnify Indemnitee against any and all Expenses actually and reasonably incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

        (a) indemnification of Expenses or advancement of Expenses by the Company under this Agreement, or any other agreement, or under applicable law, or the


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Company's Articles of Incorporation or Bylaws now or hereafter in effect, relating to indemnification for Indemnifiable Events; and/or

        (b) recovery under directors' and officers' liability insurance policies maintained by the Company, for amounts paid in settlement, if, upon instruction from the Board, the Reviewing Party has approved the settlement. If requested by Indemnitee, the Company shall, within ten (10) business days of such request, advance to Indemnitee any Expenses to which Indemnitee is entitled under this
Section 5. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; however, the Company's liability under this Agreement shall not be excused if participation in such Proceeding by the Company was barred by this Agreement.

SECTION 6. SELECTION OF COUNSEL. In the event the Company shall be obligated under this Agreement to pay the Expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the Expenses of Indemnitee counsel shall be at the expense of the Company.

SECTION 7. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

SECTION 8. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company (the "Anniversary Date"); or (b) the final termination of any Proceeding then pending on the Anniversary Date in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 4 of this Agreement relating thereto.


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SECTION 9. NON-EXCLUSIVITY. The rights of Indemnitee under this Agreement shall be in addition to any other rights that Indemnitee may have under the Company's Articles of Incorporation, Bylaws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Articles of Incorporation, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefit afforded by such change.

SECTION 10. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

SECTION 11. AMENDMENT OF THIS AGREEMENT. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver or any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or delay in exercising any right or remedy under it shall constitute a waiver of the right or remedy.

SECTION 12. SUBROGATION. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of any documents necessary to enable the Company effectively to bring suit to enforce such rights.

SECTION 13. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

SECTION 14. BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties to it and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the Company's business or assets or both), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, by purchase, merger consolidation, or otherwise to all, substantially all, or a substantial part, of the Company's business or assets or both) by written agreement, in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue for Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

SECTION 15. SEVERABILITY. If any portion of this Agreement is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Agreement shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

SECTION 16. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed in such state without giving effect to the principles to conflicts of laws.

SECTION 17. NOTICES. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, first class postage prepaid, certified or registered mail, and addressed to:

               (a)    the Company at:

                      10182 Telesis Court
                      San Diego, California, 92121
                      Attention:  President
                      With a copy to Secretary

               (b)    Indemnitee at:

                      Thomas H. Stigler
                      13477 Wyngate Point
                      San Diego, CA 91230


or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be. Notice of change of address shall be effective only when given in accordance with this section. All notices complying with this section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.
IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date specified above.

INDEMNITEE:                                 WEBSIDESTORY, INC.,
                                            a California corporation

 /S/ TOM STIGLER
-----------------------------
                                            By:  /S/   MICHAEL CHRISTIAN
                                               ---------------------------------
                                               Michael Christian, senior vice
                                               president